DATED AS OF AUGUST 10, 2015 1 SUMMARY CONCLUSIONS WITH RESPECT TO CERTAIN INTER-DEBTOR MATTERS THE CONCLUSIONS AND POSITIONS REFLECTED HEREIN ARE NOT AND SHOULD NOT BE READ AS BEING AN ABSOLUTE STATEMENT OF THE LAW ON THE ISSUES DESCRIBED. ANY SUCH ANALYSIS IS HIGHLY FACT SPECIFIC AND DEPENDENT ON ARGUMENTS WHICH CAN BE DEBATED. NO ASSURANCES MAY BE GIVEN THAT A COURT (INCLUDING THE BANKRUPTCY COURT FOR THE DISTRICT OF NEW HAMPSHIRE) WOULD AGREE WITH THE CONCLUSIONS AND/OR POSITIONS REFLECTED HEREIN. CREDITORS AND SHAREHOLDERS OF THE DEBTORS SHOULD CONSULT THEIR OWN COUNSEL ON THESE ISSUES AND NOT RELY ON THIS DOCUMENT IN MAKING DECISIONS WITH RESPECT TO THEIR CLAIMS OR INTERESTS OR WITH RESPECT TO A PLAN OF REORGANIZATION, IF ANY. SUBSTANTIVE CONSOLIDATION Any analysis of substantive consolidation requires a fact-intensive examination of the GT Entities’ interactions with each other and the impact of consolidation on creditors. This memorandum analyzes the potential consolidation of (i) GT Parent with GTAT Corporation (“GTAT Corp.”), (ii) GT Advanced Technologies Limited (“GT Hong Kong”) with GTAT Corp., and (iii) the remaining GT Entities with GTAT Corp.1 Courts evaluating whether substantive consolidation is appropriate generally follow this framework: • Is there a substantial identity between or among the entities to be consolidated (based upon a list of eleven factors)? • Would consolidation confer some benefit or avoid some harm to creditors? If so, does such benefit conferred or harm avoided heavily outweigh prejudice to objecting creditors? Attached hereto as Exhibit A is a copy of the GT Entities’ corporate organizational chart, which has been annotated to include information regarding current estimates of the amount of claims filed against each Debtor. For ease of review, a simplified version of the chart attached as Exhibit A is set forth below. 1 The memo applies the test articulated by the D.C. Circuit Court of Appeals in In re Auto-Train Corp., 810 F.2d 270, 276 (D.C. Cir. 1987). Although the Auto-Train test has not been adopted formally by the First Circuit Court of Appeals, a review of decisions from within the First Circuit—including decisions issued by Judge Boroff—indicates that this standard is most likely to be applied in the Debtors’ chapter 11 cases. EXHIBIT 99.3

DATED AS OF AUGUST 10, 2015

Debtor / Non-Debtor	GT Entity	Est. Amount of Unsecured Claims (mm)
Debtors	GT Advanced Technologies Inc. (*i.e.*, GT Parent)	$439.70
	GTAT Corporation (*i.e.*, GTAT Corp.)	$99.5 - $311.7
	GT Advanced Technologies Limited (*i.e.*, GT Hong Kong)	immaterial
	GT Advanced Equipment Holding LLC	immaterial
	GT Equipment Holdings, Inc.	immaterial
	Lindbergh Acquisition Corp.	immaterial
	GT Advanced Cz LLC	immaterial
	GT Sapphire Systems Holding LLC	immaterial
	GT Sapphire Systems Group LLC	$57.4 - $232.4
Non-Debtors	GT Advanced Technologies Taiwan Ltd.	Not Applicable
	GT Solar Mauritius, Ltd.	Not Applicable
	GT Solar (Shanghai) Co. Limited	Not Applicable
	GT Sapphire Technology (Guiyang) Co.	Not Applicable
	GT Solar China Co., Ltd.	Not Applicable
	GT Advanced Technologies GmbH	Not Applicable
	GT Advanced Technologies Luxembourg Sarl	Not Applicable
	GTAT IP Holding LLC	Not Applicable

Note: All amounts are in millions. Claims information reflects current claims estimates, which are subject to material change.

A substantive consolidation dispute in these cases could lead to extensive litigation. Until claims reconciliation and valuation processes are completed, it is difficult to quantify the relative benefits and harms posed by substantive consolidation of the GT Entities. Although exceptions exist in certain circumstances, given the GT Entities' overall observance of corporate formalities, attention to detail in contracting, documentation of intercompany transactions, and maintenance of separate facilities, it is unlikely that all of the GT Entities will be substantively consolidated into one estate. The holders of Convertible Notes (as defined herein) issued by GT Parent are likely to be proponents of substantive consolidation with GTAT Corp. and also that creditors of GTAT Corp. likely will oppose such consolidation. As to the remaining GT Entities, however, it is difficult to predict whether other constituencies will be proponents or opponents of consolidation at this time. The analysis, which is summarized by the following bulleted items, shows that relevant factors cut both ways with respect to the substantive consolidation of the GT Entities.

- With respect to consolidation of GT Parent with GTAT Corp., the analysis shows that holders of Convertible Notes likely would be motivated to seek substantive consolidation of GT Parent with GTAT Corp. regardless of the outcome of the claims reconciliation and valuation processes to increase their chances to receive a distribution. The analysis also shows that holders of Convertible Notes likely would be able to establish a prima facie case that there is a substantial identity between GT Parent and GTAT Corp., which is the first prong of the substantive consolidation analysis. Such noteholders likely would assert that the benefits to be gained from substantive consolidation include increased recoveries for unsecured creditors of GT Parent and avoiding the expense of unscrambling the assets and liabilities of GT Parent from GTAT Corp. Creditors of GTAT Corp., however, likely would object strenuously. Among other arguments, they

2

DATED AS OF AUGUST 10, 2015 3 would say that (i) they relied upon the separate credit of GTAT Corp., (ii) the noteholders had no basis to believe that GT Parent and GTAT Corp. were the same entity because of express disclosures and risk factors set forth in the Convertible Notes’ offering memoranda, and (iii) untangling the assets and liabilities of GT Parent from those of GTAT Corp. presents little difficulty as GT Parent has few, if any, assets. In addition, GTAT Corp.’s creditors also likely would assert they would suffer materially diminished distributions from the assets of a consolidated GT Parent and GTAT Corp., as GT Parent has few assets and a substantial amount of liabilities, due to the amount of the Convertible Notes and potentially a claim of the Securities & Exchange Commission (“SEC”), which would be included in the combined claims pool. • With respect to consolidation of GT Hong Kong with GTAT Corp., the analysis shows that the majority of substantial identity factors do not favor consolidation; however, there are notable contrary facts present with respect to certain factors. The potential benefit to be conferred or harm to be avoided may not be clear until the claims reconciliation and valuation processes are completed. Depending upon the outcome of the claims reconciliation and valuation processes, creditor constituencies of either GT Hong Kong or GTAT Corp. may be incentivized to seek consolidation with the other entity to increase the amount of their distributions from the assets of a combined claims pool. Creditors of the entity with the higher ratio of assets to liabilities would likely oppose consolidation by demonstrating that they had relied on the separate credit of GT Hong Kong and/or GTAT Corp. and that they would be prejudiced through diminished distributions from the combined claims pool. • With respect to consolidation of the remaining GT Entities with GTAT Corp., the analysis shows that there is a near-even split of the factors assessing substantial identity among entities. In view of the comparatively smaller creditor body and smaller amounts of assets and liabilities associated with the remaining GT Entities, the benefits of substantively consolidating the remaining GT Entities with GTAT Corp. likely will relate to administrative convenience. Consequently, a motivated creditor may not emerge to oppose substantive consolidation of the remaining GT Entities with GTAT Corp. * * * * * * * * * * * * * * * * * * * * * * * * As an initial matter in the review process of intercompany issues, each GT Entity completed a questionnaire, designed to elicit information in more than fifty categories that is relevant to the analysis. Thereafter, GT personnel were interviewed regarding the questionnaires and other documentary and anecdotal responses thereto. Customers of the GT Entities were not interviewed regarding their perceptions of the separateness of the entities. However, the company provided input regarding customer interactions with the GT Entities and customers’ general awareness of the different entities within the enterprise.

DATED AS OF AUGUST 10, 2015 4 Among other things, the memorandum is based upon the following types of materials: • intercompany agreements entered into by the GT Entities; • samples of customer contracts; • analyses of intercompany obligations as of the Petition Date; • sample purchase orders and invoices; • photographs of business signage at various office locations; • copies of business cards, letterhead, and presentation templates; • schedules of assets and liabilities for each Debtor; • corporate organizational documents; and • corporate books and records.

DATED AS OF AUGUST 10, 2015 5

DATED AS OF AUGUST 10, 2015 6 SUSCEPTIBILITY OF CERTAIN INTERCOMPANY CLAIMS TO CHARACTERIZATION AS EQUITY CONTRIBUTIONS The following analysis depends upon accounting analyses, intercompany agreements, sample invoices, and sample entries from the GT Entities’ general journal, several telephone conferences and in-person meetings with GT personnel and other advisors, and a review of supporting materials provided by GT personnel. The amounts set forth in this memorandum reflect intercompany trade balances that were recorded as of September 2014. In addition, the amounts set forth herein represent the net amounts owed between entities for each category of Intercompany Obligation. Such amounts could change as a result of, among other things, GT personnel’s preparation of a federal corporate income tax filing on behalf of the GT Entities that are incorporated within the United States. Consequently, the figures set forth herein may be materially revised, but any such changes would not require a change in the legal analysis regarding the characterization of the Intercompany Obligations. The information and materials provided by GT personnel show that the Intercompany Obligations generally fall into the following categories: • Trade Payables: Trade payables relate to the receipt of services or products that were purchased by one Debtor from another GT Entity pursuant to intercompany agreements or purchase orders. Intercompany agreements are in place among the GT Entities that provide for, among other things: (i) the provision of management and administrative services in connection with the manufacture, marketing, and selling of certain equipment; (ii) the provision of customer service assistance, warranty services, and repair and installation services; and (iii) procurement services. In general, the GT Entities entered into intercompany agreements where the parties are incorporated in separate countries, but not where parties are incorporated in the same jurisdiction. A complete list of such intercompany agreements is attached hereto as Exhibit A. • Chargeback Expenses: GT Entities billed certain expenses (referred to as “chargeback” or “cross charge” expenses) between and among entities, typically for seconded employees or employee travel. No intercompany agreement governs the treatment of chargeback expenses; however, the GT Entities regularly documented such charges as journal entries, with the accounting department of each business unit individually handling the journal entries for its respective unit. Five days before the end of each quarter, the GT Entities would reconcile outstanding chargeback expenses, and settlement via intercompany payments would occur at the quarter end. The GT Entities reconciled and settled all outstanding chargeback expenses during the first quarter of 2014. Due to liquidity constraints, however, the GT Entities reconciled but did not settle outstanding chargeback expenses during the second quarter of 2014. Later quarters have not yet been reconciled. • Loans: The books and records of one Debtor reflect receipt of an intercompany loan from another entity. There is no written agreement documenting such loan. • Advances: The books and records of certain GT Entities reflect receipt of advances of funds from another entity. There are no written agreements documenting such advances

DATED AS OF AUGUST 10, 2015 7 Before the Petition Date, GT Parent and its direct subsidiary, GTAT Corp., did not maintain separate financial books and records. GT Parent also did not maintain a separate bank account in its own name. Thus, all inflows and outflows of funds with respect to GT Parent went through bank accounts maintained by GTAT Corp. After the Petition Date, GT personnel undertook an analysis of GTAT Corp.’s books and records to identify inflows and outflows related to the hypothetical transfer of funds between GT Parent and GTAT Corp. As set forth herein, the analysis conducted by GT personnel showed that approximately $153 million in net inflows to GTAT Corp. related to GT Parent. This analysis treats the inflows and outflows as if they were recorded solely for purposes of analyzing whether the amount of the net inflow to GTAT Corp. could be characterized as a debt or equity contribution. The manual analysis conducted by GT personnel was prepared based upon a good faith review of GTAT Corp.’s annual reports and should capture all material inflows and outflows related to GT Parent. A chart summarizing this analysis is attached hereto as Exhibit B and is discussed below. GT Parent was formed in 2006. On January 1, 2006, all outstanding stock of GT Parent’s predecessor was acquired by a private-equity backed company, GT Solar Holdings, LLC, for $82,859,000. Subsequently, in September 2006, GT Parent entered into a merger agreement with GTAT Corp. (f/k/a GT Solar Incorporated) and GT Solar Merger Corp., the latter of which merged with and into GTAT Corp. In June 2008, GT Parent declared a cash dividend of approximately $90 million to stockholders, which was paid by GTAT Corp. on behalf of GT Parent on August 1, 2008. In July 2008, GT Parent completed an initial public offering of 30,300 shares of common stock. Thereafter, GT Parent issued the 3.00% Convertible Notes due 2017 (the “2017 Convertible Notes”) and the 3.00% Convertible Notes due 2020 (the “2020 Convertible Notes” and, together with the 2017 Convertible Notes, the “Convertible Notes”). GT Parent, however, directed that the proceeds received from the issuances of the Convertible Notes be deposited into bank accounts held by GTAT Corp. GT Parent used GTAT Corp. to pay expenses incurred in the name of GT Parent and directed that receivables be deposited into bank accounts maintained by GTAT Corp. For example, even though GT Parent files consolidated U.S. tax returns on behalf of the GT Entities incorporated within the United States, tax refunds payable to GT Parent have been deposited into bank accounts held by GTAT Corp. In addition, interest payments with respect to the Convertible Notes and financing costs and interest payments associated with other prepetition credit facilities under which GT Parent and GTAT Corp. were co-borrowers were paid by GTAT Corp. GTAT Corp. also paid director fees, fees for director and officer insurance, and salaries of certain executives even though such obligations were incurred by GT Parent and such executives legally were the employees of GT Parent. Further, during years 2009-2013, GTAT Corp. received proceeds from the exercise of stock options and excess associated tax benefits on behalf of GT Parent. In total, GT personnel’s analysis of GTAT Corp.’s books and records shows approximately $153 million in net inflows to GTAT Corp. related to GT Parent. The following factors weigh in favor of characterizing the net inflows of funds to GTAT Corp. as an equity contribution from GT Parent to GTAT Corp.: (A) GT Parent and GTAT Corp. did not enter into any agreement or otherwise consistently document the inflows and outflows of funds relating to GT Parent; (B) the entities did not agree upon a maturity date or a fixed payment schedule; (C) the entities did not agree upon a fixed rate of interest or interest payment schedule; (F) there is an identity of interest between GT Parent and GTAT Corp.; (G) no security was provided; and (K) no sinking fund for payments was established.

DATED AS OF AUGUST 10, 2015 8 In contrast, the following factors weigh against characterizing the net inflows of funds to GTAT Corp. as an equity contribution from GT Parent to GTAT Corp.: (E) GTAT Corp. was adequately capitalized and (H) there is evidence that GTAT Corp. and GT Parent could obtain funding from outside sources, as GTAT Corp. and GT Parent were co-borrowers under prepetition credit facilities and GT Parent issued the Convertible Notes. CONCLUSION: Applying the factors set forth above to the net inflows of funds to GTAT Corp., the majority of the factors indicate that such inflows could have been characterized as an equity contribution rather than a true debt had such inflows and outflows been recorded. The following factors weigh against recharacterizing the trade payables GTAT Corp. owes to GT Shanghai, GT SSG, and GT Cz as equity contributions: (A) the indebtedness GTAT Corp. owes to these entities is evidenced by intercompany agreements, purchase orders, and invoices; (B) such documentation set forth a payment schedule or payment due dates; (E) GTAT Corp. was adequately capitalized; and (H) there is evidence that GTAT Corp. could obtain financing from outside lending institutions, as GTAT Corp. was a co-borrower under a prepetition credit facility. Because the intercompany agreement and purchase orders are not styled as loans, they do not contain certain provisions more typical of debt instruments. Thus, the following factors weigh in favor of recharacterizing the trade payables GTAT Corp. owes to GT Shanghai, GT SSG, and GT Cz as equity contributions: (C, G, and K) the entities did not agree upon interest rates, security for repayment obligations, or the establishment of sinking funds and (F) there is an identity of interest among the entities. The majority of recharacterization factors indicate that the trade payables GTAT Corp. owes to GT Shanghai, GT SSG, and GT Cz constitute true debts rather than capital contributions. The following factors weigh against recharacterizing the chargeback obligations GTAT Corp. owes to GT Shanghai, GT Cz, and GT SSG as equity contributions: (A) although no formal policy was adopted regarding the treatment of chargeback expenses among the GT Entities, chargeback expenses regularly were documented by general journal entries; (B) chargeback expenses regularly were reconciled five days before the end of each quarter and settled via intercompany payments at the quarter end; (E) GTAT Corp. was adequately capitalized; (H) there is evidence that GTAT Corp. could obtain financing from outside lending institutions, as GTAT Corp. was a co-borrower under a prepetition credit facility; and (J) chargeback expenses do not relate to the purchase of capital assets but rather relate to the daily operating needs of GTAT Corp. The following factors particularly weigh in favor of recharacterizing the chargeback obligations GTAT Corp. owes to GT Shanghai, GT Cz, and GT SSG as equity contributions: (C, G, and K) the entities did not agree upon interest rates, security for repayment obligations, or the establishment of sinking funds and (F) there is an identity of interest among GTAT Corp. and GT Shanghai, GT Cz, and GT SSG. CONCLUSION: As set forth below, the majority of recharacterization factors indicate that the chargeback expenses by GTAT Corp. owes to GT Shanghai, GT Cz, and GT SSG constitute true debts rather than equity contributions. * * * * * * * * * * * * * * * * * * * * * * * *

DATED AS OF AUGUST 10, 2015 9 With respect to these trade payables, GT Hong Kong incurred such obligations pursuant to intercompany agreements and purchase orders entered into with these entities. In particular, GT Hong Kong and such entities are party to the following intercompany agreements: • Customer Support Services Agreement, by and between GT Solar (Shanghai) Co. Limited and GT Solar Hong Kong, Limited (n/k/a GT Advanced Technologies Limited), effective as of October 4, 2010 (as amended). • Customer Support Services Agreement, by and between GT Solar Taiwan Co., Limited and GT Solar Hong Kong, Limited (n/k/a GT Advanced Technologies Limited), effective as of October 4, 2010 (as amended). • Customer Support Services Agreement, by and between GT Advanced Technologies GmbH and GT Advanced Technologies Limited, effective as of August 1, 2013. • Agreement to Provide Procurement and Related Services, by and between GT Advanced Technologies Limited and GT Solar China Co., Ltd., effective as of February 5, 2012. The following factors weigh against recharacterizing the trade payables GT Hong Kong owes to GT Shanghai, GT Taiwan, GT GmbH, and GT China: (A) the indebtedness GT Hong Kong owes to such entities is evidenced by the intercompany agreements listed above, purchase orders, and invoices; (B) the agreements, purchase orders, and invoices identified maturity dates and/or established a payment schedule; and (E) GT Hong Kong was adequately capitalized and was considered to be self-sustaining from a revenue standpoint by GT personnel. Because the intercompany agreements listed above and related purchase orders are not styled as loans, they do not contain certain provisions more typical of debt instruments. Thus, the following factors weigh in favor of recharacterizing the trade payables GT Hong Kong owes to GT Shanghai, GT Taiwan, GT GmbH, and GT China as equity contributions: (C, G, and K) the entities did not agree upon interest rates, security for repayment obligations, or the establishment of sinking funds and (F) there is an identity of interest among GT Hong Kong and GT Shanghai, GT Taiwan, GT GmbH, and GT China. * * * * * * * * * * * * * * * * * * * * * * * * CONCLUSION: As set forth below, the majority of recharacterization factors indicate that the trade payables GT Hong Kong owes to GT Shanghai, GT SSG, GT Taiwan, GT GmbH, and GT China constitute true debts rather than capital contributions. Although no formal policy was adopted regarding the treatment of chargeback expenses among the GT Entities, the regular documenting and repayment of obligations that related to the entities’ daily operating needs supports characterization as true debt rather than equity. Thus, for the same reason, the majority of recharacterization factors indicate that the chargeback expenses GT Hong Kong owes to GT Shanghai, and GT Taiwan constitute true debts rather than equity contributions. The recharacterization factors overwhelmingly weigh in favor of recharacterizing the advance GT SSG received from GTAT Corp.: (A) no notes or other instruments of indebtedness were prepared to document the advance;

DATED AS OF AUGUST 10, 2015 10 (B and C) the entities did not agree upon a fixed maturity date, fixed interest rate, or schedule of repayments; (E) GT SSG’s receipt of the advance indicates that it may not have been adequately capitalized; (F) there is an identity of interest between the entities; (G) no security was granted for the advance; and (K) no sinking fund for repayments was established. The majority of recharacterization factors indicate that the advance of funds GT SSG received from GTAT Corp. constitutes an equity contribution rather than a true debt. The recharacterization factors overwhelmingly weigh in favor of recharacterizing the advances GT Cz received from GTAT Corp. and Lindbergh Acquisition: (A) no notes or other instruments of indebtedness were prepared to document the advances; (B and C) the entities did not agree upon fixed maturity dates, fixed interest rates, or schedules of repayments; (E) GT Cz’s receipt of the advances indicates that it may not have been adequately capitalized; (F) there is an identity of interest among the entities; (G) no security was granted for the advances; and (K) and no sinking fund for repayment was established. The majority of recharacterization factors indicate that the advances of funds GT Cz received from GTAT Corp. and Lindbergh Acquisition constitute equity contributions rather than true debts. The recharacterization factors overwhelmingly weigh in favor of recharacterizing the intercompany loan GT Cz received from Lindbergh Acquisition: (A) no notes or other instruments of indebtedness were prepared to document the loan; (B and C) the entities did not agree upon fixed maturity dates, fixed interest rates, or schedules of repayments and GTAT represents that no payments have been made on the loan since it was extended; (E) GT Cz’s receipt of advances from GTAT Corp. and Lindbergh Acquisition indicates that it may not have been adequately capitalized; (F) there is an identity of interest among the entities; (G) no security was granted for the advances; and (K) no sinking fund for repayment was established * * * * * * * * * * * * * * * * * * * * * * * * CONCLUSION: As set forth below, the majority of recharacterization factors indicate that the GT Cz’s loan outstanding loan obligations to Lindbergh Acquisition likely constitute an equity contribution rather than a true debt. The recharacterization factors overwhelmingly demonstrate that the equity contribution GT Cz received from Lindbergh Acquisition should remain characterized as equity: (A) no notes or other instruments of indebtedness were prepared to document the equity contribution; (B and C) the entities did not agree upon fixed maturity dates, fixed interest rates, or schedules of repayments; (E) GT Cz’s receipt of advances from GTAT Corp. and Lindbergh Acquisition indicates that it may not have been adequately capitalized; (F) there is an identity of interest among the entities; (G) no security was granted for the equity contribution; and (K) no sinking fund for repayment was established. The majority of recharacterization factors indicate that GT Cz’s obligations related to the equity contribution from Lindbergh Acquisition likely constitute an equity contribution rather than a true debt. With respect to GT Parent and GTAT Corp., this analysis treated the inflows and outflows of funds related to GT Parent that passed through accounts maintained by GTAT Corp. as if they were recorded, solely for

DATED AS OF AUGUST 10, 2015 11 purposes of analyzing whether the approximately $153 million in net inflows to GTAT Corp. could be characterized as a debt or equity contribution. Applying the factors discussed herein to the net inflows of funds to GTAT Corp., the majority of the factors indicate that such inflows could have been characterized as an equity contribution rather than a true debt had such inflows and outflows been recorded. With respect to the remaining GT Entities, the Debtors’ books and records show that the Debtors had the following Intercompany Obligations as of the Petition Date, some of which exhibit indicia of true debt obligations whereas others may be susceptible to recharacterization as equity contributions. The following chart summarizes the analysis of the Debtors’ Intercompany Obligations:

DATED AS OF AUGUST 10, 2015

Obligor	Obligee	Type of Intercompany Obligation	Amount	Characterization
GTAT Corp.	GT Shanghai	Trade	$21,420.73	Debt
	GT SSG		$2,089,202.00	Debt
	GT Cz		$6,146,804.95	Debt
	GT Shanghai	Chargeback	$61,597.83	Debt
	GT Cz		$493,056.55	Debt
	GT SSG		$3,237,291.58	Debt
GT Hong Kong	GT Shanghai	Trade	$11,343,975.95	Debt
	GT SSG		$2,283,030.00	Debt
	GT Taiwan		$449,545.16	Debt
	GT GMBH		$338,505.00	Debt
	GT China		$179,352.03	Debt
	GT Shanghai	Chargeback	$139,435.40	Debt
	GT Taiwan		$21,896.98	Debt
GT SSG	GTAT Corp.	Advance	$6,497,255.00	Equity
	GTAT Corp.	Chargeback	$4,348.58	Debt
GT Cz	GTAT Corp.	Advance	$25,246,432.00	Equity
	Lindbergh Acquisition		$17,919,026.27	Equity
	Lindbergh Acquisition	Loan	$7,099,324.00	Equity
	Lindbergh Acquisition	Equity Contribution	$876,563.00	Equity
		TOTAL DEBT:	$26,809,462.74	
		TOTAL EQUITY:	$57,638,600.27	

12

DATED AS OF AUGUST 10, 2015 13 EXHIBIT A - INTERCOMPANY AGREEMENTS 1. Management and Administrative Services Agreement, by and between GT Crystal Systems, LLC and GT Advanced Technologies Limited, effective as of April 3, 2011. Note: GT Crystal Systems, LLC merged with and into GTAT Corporation in October 2013. 2. Management and Administrative Services Agreement, by and between GT Advanced Cz LLC and GT Advanced Technologies Limited, effective as of April 1, 2012. 3. Customer Support Services Agreement, by and between GT Advanced Technologies GmbH and GT Advanced Technologies Limited, effective as of August 1, 2013. 4. Agreement to Provide Procurement and Related Services, by and between GT Advanced Technologies Limited and GT Solar China Co., Ltd, effective as of February 5, 2012. 5. Agreement to Provide Procurement and Related Services, by and between GT Solar (Shanghai) Co. Limited and GT Solar China Co., Ltd., effective as of April 4, 2012. 6. Customer Support Services Agreement, by and between GT Solar (Shanghai) Co. Limited and GT Solar Hong Kong, Limited (n/k/a GT Advanced Technologies Limited), effective as of October 4, 2010 (as amended). 7. Customer Support Services Agreement, by and between GT Solar Taiwan Co., Limited and GT Solar Hong Kong, Limited (n/k/a GT Advanced Technologies Limited), effective as of October 4, 2010 (as amended). 8. Worldwide Assignment Agreement, effective as of April 2, 2010, by and among GT Solar International Inc. (n/k/a GT Advanced Technologies Inc.), GT Solar Incorporated (n/k/a GTAT Corporation), GT Equipment Holdings, Inc., GT Solar Hong Kong, Limited (n/k/a GT Advanced Technologies Limited), GT Solar Mauritius, Limited, GT Solar (Shanghai) Co., Ltd., GT Solar China Co., Ltd., and GT Solar Taiwan Co. Ltd. (n/k/a GT Advanced Technologies Taiwan Ltd.). 8.1. Pursuant to that certain First Amendment to Worldwide Assignment Agreement, effective as of April 3, 2011, GT Crystal Systems, LLC was added as a party. Note: GT Crystal Systems, LLC merged with and into GTAT Corporation in October 2013. 8.2. Pursuant to that certain Second Amendment to Worldwide Assignment Agreement, effective as of July 29, 2011, Lindbergh Acquisition Corp., GT Advanced Cz LLC, GT Advanced Technologies Luxembourg Sarl, and GTAT IP Holding LLC were added as parties. 9. Contract Research and Development Agreement, effective as of October 2, 2011, by and among GT Advanced Cz LLC, GTAT Corporation, GT Solar China Co., Ltd., and GTAT IP Holding LLC. 10. Loan Agreement, by and between GTAT IP Holding LLC and GT Advanced Technologies Luxembourg Sarl, effective as of December 20, 2012. 11. Loan Agreement, by and between GT Advanced Technologies Luxembourg Sarl and GT Advanced Technologies Limited, effective as of December 20, 2012.

DATED AS OF AUGUST 10, 2015 14 EXHIBIT B – GT PARENT GT Advanced Technologies Inc. f/k/a GT Solar International Inc. ("The Company") – Summary of Large Inflows and Outflows Between GT Advanced Technologies Inc. and GTAT Corp. During Years 2006-2014 Source: 2009 Annual report - Organization 1/1/2006 all outstanding stock of Company's accounting predecessor was acquired by GT Solar Holdings, LLC for $82,859,000 in exchange for Note $15,000,000 in exchange for stock $67,859,000 $82,859,000 Repayment of Note 3.31.2007 $(15,000,000) 9.27.2006 - Company entered into Agreement and Plan of Merger with GT Solar Incorporated and GT Solar Merger Corp GT Merger Corp merged with an into GT Solar with GT Solar Surviving Per Reorganization Merger each O/S share of common stock of GT Solar was converted onto one share on common stock of the Company Each O/S share of GT Merger was converted into one share of common stock of GT Solar No Cash $ - June 2008 - Company declared a cash dividend of approx. $90,000,000 to the stockholders of record on 6/30/08 and paid it on 8/1/2008 $(89,991,000) July 2008 - Company completed an initial public offering of 30,300 shares of common stock by certain of its stockholders (No cash at the Company level - all cash went to GT Solar Holdings LLC) $ - 2009 - Proceeds from exercise of stocks options and excess associated tax benefits $1,454,000 2009 - Credit Facility Issuance Costs $(1,077,000) Source: 2012 Annual Report 2010 - Company repurchased 26.5 million shares of common stock from GT Solar Holdings LLC at $7.66 per share or $203,476,000 $(203,476,000) 2010 - Proceeds from exercise of stocks options and excess associated tax benefits $1,550,000 2011 - Company repurchased $75M of common stock $(75,000,000) 2011 - Proceeds from exercise of stocks options and excess associated tax benefits $11,777,000 2011 - Deferred Financing costs $(9,922,000) 2012 - Company issued convertible Notes (Net Proceeds) $212,592,000 2012 - Company purchased bond hedges $(57,923,000) 2012 - Company received proceeds from warrants $41,623,000

DATED AS OF AUGUST 10, 2015 15 $196,292,000 2012 - Proceeds from exercise of stocks options and excess associated tax benefits $10,561,000 2012T - Proceeds from exercise of stocks options and excess associated tax benefits $526,000 Source: 2013 Annual Report 2013 - Company issued convertible Notes (Net proceeds) $206,530,000 2013 - Company issued common stock (Net Proceeds) $81,465,000 $287,995,000 2013 - Proceeds from exercise of stocks options and excess associated tax benefits $3,135,000 D&O Insurance premiums 2008-2014 $(5,866,075.00) D&O Lawsuit (IPO) $(2,000,000.00) Interest Payments on the Convertible Notes $(16,554,166.67) Interest Payments 2008 BOA Credit Facility $(743,967) Interest Payments 2010 CS Credit Facility $(4,758,184) Executive Compensation $(16,415,997) BOD Fees (2009-2013) $(2,069,965) TOTAL: $153,274,645

DATED AS OF AUGUST 10, 2015 16 TAX REFUNDS AND NET OPERATING LOSSES This section analyzes (i) whether tax refunds that are received postpetition in the name of GT Parent following GT Parent’s filing of a consolidated tax return an asset of GT Parent or of its subsidiaries, where no tax sharing agreement is in place and where the refund is entirely attributable to the income and losses of such subsidiaries; and (ii) whether NOLs that are traceable to specific GT Entities are an asset of GT Parent (as the tax “filer”) or the GT Entity whose operations generated the loss. With respect to case law discussing ownership of tax refunds, the overwhelming majority of courts to address this or related issues have found that, in the absence of a tax sharing agreement, postpetition tax refunds inure to the benefit of the subsidiaries whose activities generated the refund. Accordingly, it is likely that a court would find that the tax refund issued in the name of GT Parent is owned by the specific GT Entities whose operating losses generated the refund. Case law also indicates that a court would order that the refund be turned over to such GT Entities; however, there is some authority that may support a finding that such entities would only have a claim for the amount of their respective share of the refund. In this case, however, such an issue likely would not arise, as GT personnel have confirmed that tax refunds have been generated almost entirely from losses incurred by GTAT Corp. and that refunds are deposited into bank accounts maintained by GTAT Corp. Similarly, with respect to case law discussing ownership of NOLs by debtors, courts have found that NOLs belong to the entity that generates such losses and become part of a debtor’s estate upon filing for bankruptcy; however, entities need not be compensated for the use of their NOLs by other members of a consolidated tax group. As such, it is likely that a court would find that NOLs that are traceable to a particular GT Entity that is a debtor are the property of such entity but such entity is not entitled to compensation for the use of its NOLs in prior tax filings. Before the Petition Date, GT Parent filed consolidated U.S. federal income tax returns on behalf of the GT Entities that are incorporated within the United States. GT personnel have confirmed that there are no express or implied agreements among the GT Entities regarding the allocation of tax refunds. GT Parent has no revenue or tax losses of its own, and any tax refunds received by GT Parent are wholly the result of its subsidiaries’ activities.2 GT personnel have indicated that the majority of refunds received are the result of losses incurred by its direct, wholly owned subsidiary, GTAT Corporation (“GTAT Corp.”). For example, the GT Entities 2013 tax return disclosed consolidated losses of approximately $83 million. Of this amount, approximately $79.5 million 2 Among other things, GTAT Corp. made interest payments on the 3.00% Convertible Notes due 2017 and the 3.00% Convertible Notes due 2020 that were issued by GT Parent and paid the salaries of two executives who were legally employed by GT Parent. An argument exists that such expenses constitute losses that should be allocated to GT Parent rather than GTAT Corp. for tax purposes. However, even if losses were allocated to GT Parent, GT Parent would not be entitled to a share in any tax refund received because it had no taxable income of its own that could be offset by a subsequent loss.

DATED AS OF AUGUST 10, 2015 17 in losses were attributable to GTAT Corp. GT personnel also have represented that losses incurred by GTAT Corp. similarly will constitute the majority of losses that will be reported on a tax return that currently is being prepared. GT Parent does not maintain its own bank account, and all refunds it receives are deposited into bank accounts maintained by GTAT Corp. In recent years, tax refunds have been remitted both by wire transfer and check. Most recently, on November 12, 2014, a tax refund payable to GT Parent in the amount of $28,258,300 was deposited by wire into a bank account maintained by GTAT Corporation. GTAT expects that another tax refund in the approximate amount of $25 million will be remitted to GT Parent no later than December 2015.3 3 GT personnel have represented that a verbal agreement has been reached with the Internal Revenue Service regarding a claim against the GT Entities. This agreement currently is being documented and is not anticipated to delay the receipt of the tax refund beyond December 2015.